Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in the Statement of Additional Information on Form N-2 of our report dated June 24, 2014, relating to the Statement of Assets and Liabilities at May 8, 2014 of Duff & Phelps Select Energy MLP Fund Inc. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information on Form N-2.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 24, 2014